Filed pursuant to Rule 424(b)(3)

File No. 333-278477

APOLLO DEBT SOLUTIONS BDC

SUPPLEMENT NO. 12 DATED DECEMBER 17, 2024

TO THE PROSPECTUS DATED APRIL 2, 2024

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Apollo Debt Solutions BDC (the “Company”), dated April 2, 2024 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to update the Prospectus.

Updates to Prospectus

The following replaces the paragraph under “Kansas” in the “Suitability Standards” section of the Prospectus:

Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth.

The following replaces the paragraph under “Massachusetts” in the “Suitability Standards” section of the Prospectus:

Massachusetts—In addition to the suitability standards set forth above, Massachusetts residents must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a Massachusetts investor’s total investment in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth.

The following replaces the paragraph under “Ohio” in the “Suitability Standards” section of the Prospectus:

Ohio—It is unsuitable for Ohio residents to invest more than 10% of their liquid net worth in us, our affiliates and in any other non-traded business development company. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) comprised of cash, cash equivalents and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities.

The following replaces the paragraph under the “May I reinvest my cash distributions in additional shares?” section of the Prospectus and all similar disclosure in the Prospectus:

A:

Yes. We have adopted a distribution reinvestment plan whereby shareholders (other than Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Texas, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional Common Shares unless they elect to receive their distributions in cash. Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Texas, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional Common Shares. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the most recent NAV per share for such shares at the time the distribution is payable. Shareholders will not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan; however, all shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing shareholder servicing and/or distribution fees. Participants may terminate their participation in the distribution reinvestment plan by providing written notice to the Plan Administrator (defined below) five business days in advance of the first calendar day of the next month in order for a shareholder’s termination to be effective for such month. See “Description of Our Shares” and “Distribution Reinvestment Plan.”

The following replaces the second paragraph of the “Distribution Reinvestment Plan” section of the Prospectus and all similar disclosure in the Prospectus:

No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our shares, except shareholders in certain states. Shareholders can elect to “opt out” of the Fund’s distribution reinvestment plan in their subscription agreements (other than Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Texas, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan and must affirmatively opt in to participate in the plan). Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Texas, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares.

The following replaces “Appendix A: Form of Subscription Agreement”:

APOLLO

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(1) YOUR INVESTMENT

A. Investment Information

Investment Amount $ ______ ($2,500 minimum initial investment)

B. Investment Method

☐ By mail: Please make checks payable to SS&C GIDS AS AGENT FOR APOLLO DEBT SOLUTIONS BDC and attach to this agreement.*

☐ By wire: Please wire funds according to the instructions below.

Name: SS&C GIDS AS AGENT FOR APOLLO DEBT SOLUTIONS BDC
Bank Name: UMB Bank, N.A.
ABA: 1010-0069-5
DDA: 9872584627

☐ Broker-Dealer/Registered Investment Advisor will make payment on your behalf

**Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or traveler's checks are not accepted.*

C. Share Class Selection (Minimum Initial Investment is $2,500)

☐ Share Class S ☐ Share Class D ** ☐ Share Class I **

*** Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented.*

(2) OWNERSHIP TYPE

(Select Only One)

Taxable Account Type

Brokerage Account Number ______

☐ Individual or Joint Tenant With Rights of Survivorship

☐ Transfer on Death *(Optional Designation. See Section 3.C)*

☐ Tenants in Common

☐ Community Property

☐ Uniform Gift/Transfer to Minors

State of ______

☐ Trust (*Include Copy of Trust Agreement*)

☐ Corporation/Partnership/Other (*Corporate Resolution or Partnership Agreement Required*)

☐ Estate

Non-Taxable Account Type

Custodian Account Number ______

☐ IRA

☐ Roth IRA

☐ SEP IRA

☐ Simple IRA

☐ Pension/Profit Sharing Plan *(Include Certification of Investment Powers Form)*

☐ 401K

☐ Rollover IRA

☐ Inherited IRA

☐ Other ______

Custodian Information *(To Be Completed By Custodian)*

Custodian Name ______

Custodian Tax ID # ______

Custodian Phone # ______

Custodian Stamp Here

Entity Name – Retirement Plan/Trust/Corporation/Partnership/Other

Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3.A and 3.B

ENTITY NAME	TAX ID NUMBER	DATE OF TRUST	EXEMPTIONS *(See Form W-9 instructions at www.irs.gov)*

ENTITY ADDRESS *(Legal Address – **Required**)* ______

Entity Type *(Select one. Required)*

☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership ☐ Other ______

Jurisdiction (if Non-U.S.) ______ Exempt payee code (*if any*) ______ *Exemption from FATCA reporting code (if any)* ______

(Attach completed applicable Form W-8)

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APOLLO

Subscription Agreement
for Shares of
Apollo Debt Solutions BDC

(3) INVESTOR INFORMATION

A. Investor Name (Investor/Trustee/Executor/Authorized Signatory Information)

Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.

FIRST NAME | (MI) | LAST NAME

SOCIAL SECURITY NUMBER/TAX ID | DATE OF BIRTH (MM/DD/YYYY) | DAYTIME PHONE NUMBER

RESIDENTIAL STREET ADDRESS | CITY | STATE | ZIP

EMAIL ADDRESS

If you are a non-U.S. citizen, please specify your country of citizenship *(required)*:

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W-8BEN, Rev. Oct. 2021)* ____________ Country of Citizenship

Please specify if you are an Apollo employee/officer/director/affiliate *(required)*: ☐ Apollo Employee

☐ Apollo Officer or Director ☐ Immediate Family Member of Apollo Officer or Director ☐ Apollo Affiliate ☐ Not Applicable

B. Co-Investor Name (Co-Investor/Co-Trustee/Co-Executor/Co-Authorized Signatory Information, if applicable.)

Residential street address MUST be provided.

FIRST NAME | (MI) | LAST NAME

SOCIAL SECURITY NUMBER/TAX ID | DATE OF BIRTH (MM/DD/YYYY) | DAYTIME PHONE NUMBER

RESIDENTIAL STREET ADDRESS | CITY | STATE | ZIP

EMAIL ADDRESS

If you are a non-U.S. citizen, please specify your country of citizenship *(required)*:

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W-8BEN, Rev. Oct. 2021)* ____________ Country of Citizenship

Please specify if you are an Apollo employee/officer/director/affiliate *(required)*: ☐ Apollo Employee

☐ Apollo Officer or Director ☐ Immediate Family Member of Apollo Officer or Director ☐ Apollo Affiliate ☐ Not Applicable

C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Not available for Louisiana residents. Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

FIRST NAME	(MI)	LAST NAME	SSN	DATE OF BIRTH (MM/DD/YYYY)	
					☐ PRIMARY ☐ SECONDARY ______%
					☐ PRIMARY ☐ SECONDARY ______%
					☐ PRIMARY ☐ SECONDARY ______%
					☐ PRIMARY ☐ SECONDARY ______%

Custodian/Guardian for a minor Beneficiary *(required, cannot be same as Investor or Co-Investor)*: ____________

D. ERISA Plan Asset Regulations

All investors are required to complete Section 7.b. attached hereto.

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APOLLO

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(4) CONTACT INFORMATION

(If different than provided in Section 3A)

MAILING STREET ADDRESS | CITY | STATE | ZIP

(5) DISTRIBUTION METHOD

Select How You Want to Receive Your Distributions (Please Read Entire Section and Select, Only if Applicable, one payment method.)

You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OKLAHOMA, OREGON, TEXAS, VERMONT OR WASHINGTON.

☐ If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan; please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below.

ONLY complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.

A. ☐ **Check mailed to street address in 3A** (only available for non-custodial investors).

B. ☐ **Check mailed to secondary address in 4** (only available for non-custodial investors).

C. ☐ **Direct Deposit by ACH** (only available for non-custodial investors). **PLEASE ATTACH A PRE-VOIDED CHECK**

D. ☐ **Check mailed to Third-Party Financial Institution** (complete section below)

☐ **If you ARE** a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Texas, Vermont or Washington, you are not automatically enrolled in the Distribution Reinvestment Plan. **Please check here if you wish to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.**

I authorize Apollo Debt Solutions BDC or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Apollo Debt Solutions BDC in writing to cancel it. In the event that Apollo Debt Solutions BDC deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

FINANCIAL INSTITUTION NAME | MAILING ADDRESS | CITY | STATE | ZIP

YOUR BANK'S ABA ROUTING NUMBER | YOUR BANK ACCOUNT NUMBER

(6) ELECTRONIC DELIVERY FORM

(Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from Apollo Debt Solutions BDC. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

Initial here to consent to electronic delivery ______

EMAIL ADDRESS (If blank, the email provided in Section 3 will be used.)

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APOLLO

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(7) SUBSCRIPTION SIGNATURES

Apollo Debt Solutions BDC is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/ taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Apollo Debt Solutions BDC may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Apollo Debt Solutions BDC to accept this subscription, I hereby represent and warrant to you as follows:

7.a. Please Note: All Items in this section 7.a. must be read and initialed as applicable	PRIMARY INVESTOR INITIALS	CO-INVESTOR INITIALS
(i) I have received the prospectus (as amended or supplemented) for Apollo Debt Solutions BDC at least five business days prior to the date hereof.	INITIALS	INITIALS
(ii) I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.	INITIALS	INITIALS
(iii) In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under "SUITABILITY STANDARDS."	INITIALS	INITIALS
(iv) If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability requirements described above.	INITIALS	INITIALS
(v) I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.	INITIALS	INITIALS
(vi) I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus.	INITIALS	INITIALS
(vii) I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.	INITIALS	INITIALS
(viii) I acknowledge that Apollo Debt Solutions BDC may enter into transactions with Apollo affiliates that involve conflicts of interest as described in the prospectus.	INITIALS	INITIALS
(ix) I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share will generally be made available at gwms.apollo.com/debtsolutionsBDC as of the last day of each month within 20 business days of the last day of each month.	INITIALS	INITIALS
(x) I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Apollo Debt Solutions BDC's toll-free, automated telephone line, 1-888-926-2688.	INITIALS	INITIALS

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APOLLO

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(7) SUBSCRIPTION SIGNATURES
(Continued)

7.b. Benefit Plan Investor - All purchasers please complete this section.

1. Are you a "benefit plan investor" within the meaning of the Plan Asset Regulations[1] or will you use the assets of a "benefit plan investor"[2] to invest in Apollo Debt Solutions BDC?

☐ Yes ☐ No

2. If Question (1) above is "yes" please indicate what percentage of the purchaser's assets invested in Apollo Debt Solutions BDC are considered to be the assets of "benefit plan investors" within the meaning of the Plan Asset Regulations:

______ %

3. If you are investing the assets of an insurance company general account please indicate what percentage of the insurance company general account's assets invested in Apollo Debt Solutions BDC are the assets of "benefit plan investors" within the meaning of Section 401(c)(1)(A) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder?

______ %

4. Please indicate if you are "Controlling Person" defined as: (i) a person (including an entity), other than a "benefit plan investor" who has discretionary authority or control with respect to the assets of Apollo Debt Solutions BDC, a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any "affiliate" of such a person. An "affiliate" of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, "control," with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

☐ Yes ☐ No

7.c. If you live in any of the following states: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Puerto Rico, Tennessee, and Vermont, please complete the following as applicable

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Investors in the following states have the additional suitability standards as set forth below.	PRIMARY INVESTOR INITIALS	CO-INVESTOR INITIALS
If I am an **Alabama** resident, in addition to the suitability standards set forth above, an investment in Apollo Debt Solutions BDC will only be sold to me if I have a liquid net worth of at least 10 times my investment in Apollo Debt Solutions BDC and its affiliates.	*INITIALS*	*INITIALS*
If I am a **California** resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my net worth in Apollo Debt Solutions BDC.	*INITIALS*	*INITIALS*
If I am an **Idaho** resident, I must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in Apollo Debt Solutions BDC shall not exceed 10% of my liquid net worth.	*INITIALS*	*INITIALS*
If I am an **Iowa** resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities).	*INITIALS*	*INITIALS*
If I am a **Kansas** resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that I limit my aggregate investment in Apollo Debt Solutions BDC's securities and other similar investments to not more than 10% of my liquid net worth.	*INITIALS*	*INITIALS*

1 **"Plan Asset Regulations"** means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

2 The term "benefit plan investor" includes, for e.g.: (i) an "employee benefit plan" as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) "plans" described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), that is subject to section 4975 of the Code (including, for e.g., an "individual retirement account", an "individual retirement annuity", a "Keogh" plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute.

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APOLLO

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(7) SUBSCRIPTION SIGNATURES *(Continued)*

	PRIMARY INVESTOR INITIALS	CO-INVESTOR INITIALS
If I am a **Kentucky** resident, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC or its affiliates. "Liquid net worth" is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.	INITIALS	INITIALS
If I am a **Maine** resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.	INITIALS	INITIALS
If I am a **Massachusetts** resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Apollo Debt Solutions BDC, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.	INITIALS	INITIALS
If I am a **Missouri** resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC.	INITIALS	INITIALS
If I am a **Nebraska** resident, in addition to the suitability standards set forth above, I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of such investor's net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933 are not subject to the foregoing investment concentration limit.	INITIALS	INITIALS
If I am a **New Jersey** resident, (1) I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Apollo Debt Solutions BDC, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth, and (2) I acknowledge that although Apollo Credit Management, LLC (the "Adviser"), the investment adviser to Apollo Debt Solutions BDC, will advance all organization and offering expenses of Apollo Debt Solutions BDC, and may elect to pay certain of Apollo Debt Solutions BDC's expenses, Apollo Debt Solutions BDC is obligated to reimburse the Adviser, and this will reduce the returns available to investors.	INITIALS	INITIALS
If I am a **New Mexico** resident, in addition to the general suitability standards listed above, I may not invest, and I may not accept from an investor more than ten percent (10%) of my liquid net worth in shares of Apollo Debt Solutions BDC, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.	INITIALS	INITIALS
If I am a **North Dakota** resident, I have a net worth of at least ten times my investment in Apollo Debt Solutions BDC.	INITIALS	INITIALS
If I am an **Ohio** resident, it is unsuitable to invest more than 10% of my liquid net worth in the issuer, affiliates of the issuer, and in any other non-traded business development company. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus, total liabilities) comprised of cash, cash equivalents and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities.	INITIALS	INITIALS

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APOLLO

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(7) SUBSCRIPTION SIGNATURES *(Continued)*

	PRIMARY INVESTOR INITIALS	CO-INVESTOR INITIALS
If I am an **Oklahoma** resident, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC.	*INITIALS*	*INITIALS*
If I am an **Oregon** resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC. Liquid net worth is defined as net worth excluding the value of the investor's home, home furnishings and automobile.	*INITIALS*	*INITIALS*
If I am a **Puerto Rico** resident, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC, its affiliates and other non-traded real estate investment programs. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.	*INITIALS*	*INITIALS*
If I am a **Tennessee** resident, I must have a liquid net worth of at least ten times my investment in Apollo Debt Solutions BDC. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing investment concentration limit.	*INITIALS*	*INITIALS*
If I am a **Vermont** resident and I am an accredited investor in Vermont, as defined in 17 C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am non-accredited Vermont investors, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings or automobiles) minus total liabilities.	*INITIALS*	*INITIALS*

In the case of sales to fiduciary accounts, the minimum standards in Section 7.b. shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

If you do not have another broker-dealer or other financial intermediary introducing you to Apollo Debt Solutions BDC, then AGS may be deemed to be acting as your broker-dealer of record in connection with any investment in Apollo Debt Solutions BDC. For important information in this respect, see Section 8 below. **I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Apollo Debt Solutions BDC. I acknowledge that the Broker-Dealer/Registered Investment Advisor (Broker-Dealer/Registered Investment Advisor of record) indicated in Section 8 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Registered Investment Advisor of record at any time by contacting Apollo Debt Solutions BDC Investor Relations at the number indicated below.**

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

(4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE OF INVESTOR	DATE	SIGNATURE OF CO-INVESTOR OR CUSTODIAN (If applicable)	DATE

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

PAGE 7 OF 11

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APOLLO

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(8a)

REGISTERED REPRESENTATIVE
(Please complete ONLY if you are a Registered Representative otherwise skip to 8b.)

BROKER DEALER
(Required Information for sales made directly through a broker dealer. If the shares are being purchased through an RIA, please complete Section 8b instead.)

Please note that unless previously agreed to in writing by Apollo Debt Solutions BDC, all sales of securities must be made through a Broker-Dealer or an RIA. This Section 8a must be completed for shares being purchased directly through a Broker-Dealer. If the shares are being purchased through an RIA, please complete Section 8b of this Subscription Agreement instead.

The Registered Representative must sign below to complete the order. Registered Representative hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor's legal residence.

BROKER DEALER | REGISTERED REP

MAILING ADDRESS

CITY | STATE | ZIP

FIRM CRD NUMBER | REP NUMBER | TELEPHONE NUMBER

E-MAIL ADDRESS | FAX NUMBER

OPERATIONS CONTACT NAME | OPERATIONS CONTACT E-MAIL ADDRESS

The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker-Dealer or Registered Representative listed in Section 8a further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 15l-1 ("Regulation Best Interest") and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

If you do not have another broker-dealer or other financial intermediary introducing you to Apollo Debt Solutions BDC, then Apollo Global Securities, LLC ("AGS") may be deemed to act as your broker-dealer of record in connection with any investment in Apollo Debt Solutions BDC. AGS is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If AGS is your broker-dealer of record, then your shares will be held in your name on the books of Apollo Debt Solutions BDC. AGS will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

REGISTERED REPRESENTATIVE SIGNATURE | DATE | BRANCH MANAGER SIGNATURE (If required by Broker-Dealer) | DATE

PAGE 8 OF 11

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APOLLO

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(8b)

INVESTMENT ADVISER REPRESENTATIVE/ RIA INFORMATION

(Required information for sales made through an RIA. If the shares are being purchased directly through a broker-dealer, please complete Section 8a instead.)

The Investment Advisor Representative ("Representative"), on behalf of the Representative and the Registered Investment Adviser firm ("RIA"), must sign below to complete the order. A principal or other authorized signatory of RIA must also sign if required by RIA. Representative hereby warrants that Representative is duly licensed and authorized to execute this Subscription Agreement on behalf of Representative and RIA, and may lawfully provide investment advice regarding the shares in the state designated as the investor's legal residence.

RIA FIRM

INVESTMENT ADVISOR REPRESENTATIVE NAME

MAILING ADDRESS

CITY

STATE

ZIP

IARD NUMBER (if known)

RIA NUMBER

TELEPHONE NUMBER

E-MAIL ADDRESS

FAX NUMBER

OPERATIONS CONTACT NAME

OPERATIONS CONTACT E-MAIL ADDRESS

The undersigned confirm by their signature, on behalf of the Representative and RIA, that Representative and RIA: (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have verified, if other than individual ownership, that the individual executing on behalf of the investor is properly authorized and identified; (iii) have discussed such investor's prospective purchase of shares with such investor; and (iv) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares.

The Representative and RIA are not authorized or permitted to give, and represents that they have not given to a prospective investor, any information or any representation concerning the shares except (i) as set forth in the prospectus, as amended and supplemented, and (ii) any sales literature which has been approved in advance in writing by Apollo Debt Solutions BDC ("ADS") (such information, the "Supplemental Information"). The Representative represents that Representative has not used or will not use any unapproved materials related to ADS. The Representative has delivered a copy of the prospectus, and all amendments and supplements thereto, to each investor to whom an offer is made prior to or simultaneously with the first solicitation and that investor received such documentation at least five (5) business days prior to investor's execution of this Subscription Agreement. The Representative and RIA represent that it has not shown or given to the investor any material marked "RIA only," "For Financial Advisor Use Only" or otherwise bearing a legend denoting that it is not to be shared with or given to investors.

The Representative and RIA hereby agree to, and shall, indemnify and hold harmless ADS, its respective affiliates, and any trustees, officers, partners, employees or agents of the foregoing (collectively, "Apollo Affiliates"), against any and all direct or third-party claims, losses, damages, or liabilities, joint or several, including but not limited to any claims, losses, damages, or liabilities relating to or regarding the suitability of the investment for the investor, whether or not the investment was in the best interest of the investor, and/or any claims relating to statements made by the RIA to the investor with respect to the purchase of shares or otherwise with respect to ADS (including any investigative, legal, and other costs and expenses reasonably incurred in connection with, and any amounts paid in settlement of any action, suit, proceeding, or legislative or regulatory inquiry) (collectively "Claims"), for which any of the Apollo Affiliates may become subject, to the extent that such Claims arise out of or are based upon: (i) the Representative or RIA's fraud, willful default, or negligence; or (ii) the Representative or RIA's (a) violation of applicable law or regulation, (b) misrepresentation to the investor(s), (c) breach of any warranty or representation of the Representative or RIA herein, or (d) failure to fulfill any covenant or agreement of the Representative or RIA contained herein.

The Representative and RIA shall not be liable under the indemnification provisions of this Subscription Agreement with respect to a party or other person entitled to indemnification hereunder (the "Indemnified Party") unless such Indemnified Party shall have notified the Representative and RIA in writing within a reasonable time after notice giving information of the nature of the claim shall have been received by such Indemnified Party, but failure to notify the Representative or RIA of any such claim shall not relieve the Representative or RIA from any liability that it may have to the Indemnified Party against whom such claim is made, except to the extent that the failure to notify results in the failure of actual notice to the Representative or RIA and such indemnifying party is materially damaged by being unable effectively to defend such claim solely as a result of failure to give or delay in giving such notice. In case an action is brought directly against the Indemnified Party, or the Indemnified Party becomes directly involved in the action, the Representative or RIA will be entitled to participate, at their own expense, in the defense thereof. The Representative and RIA also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party in its reasonable judgment. After notice from the Representative or RIA to the Indemnified Party of the Representative's or RIA's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Representative or RIA will not be liable to such party under this Subscription Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Representative or RIA and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the RIA and the Indemnified

PAGE 9 OF 11

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APOLLO

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(8b)

INVESTMENT ADVISER REPRESENTATIVE/ RIA INFORMATION

(Required information for sales made through an RIA. If the shares are being purchased directly through a broker-dealer, please complete Section 8a instead.) (Continued)

Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between or among them. Neither the Representative nor the RIA shall be liable for any settlement of any proceeding effected without its written consent but if settled with such consent, the Representative and RIA agree to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement. The RIA may settle any Claim covered by indemnification hereunder, provided such settlement involves solely the payment of money and a complete and total release from said Claim. A successor by law of the Indemnified Parties shall be entitled to the benefits of the indemnification contained in this Subscription Agreement.

The RIA represents that it is properly licensed and presently registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and has complied with registration or notice filing requirements of the appropriate regulatory agency of each state in which the RIA has clients or is exempt from such registration requirements. The Representative and RIA represent that each is in compliance with all the applicable requirements imposed upon it under (a) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission ("SEC") promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state and federal laws and regulations applicable to the activities of the Representative or RIA pursuant to this Subscription Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC; and (d) this Subscription Agreement and the prospectus as amended and supplemented. The RIA agrees to comply with the record-keeping requirements imposed by federal and state laws, including those records related to suitability and to make the suitability records available to ADS upon request.

The Representative and RIA represent that the investor meets the suitability and financial qualifications set forth in Section 7 of this Subscription Agreement and the prospectus, as amended and supplemented, and is a person who is eligible to purchase the applicable class of shares as described in the prospectus, as amended and supplemented. The Representative and RIA have reasonable grounds to believe that the purchase of shares by the investor is a suitable and appropriate investment for such investor. In making this determination, the RIA has reasonable grounds to believe that the investor: (a) can reasonably benefit from an investment in ADS based on the prospective investor's overall investment objectives and portfolio structure; (b) is able to bear the economic risk of the investment based on the prospective investor's overall financial situation; and (c) has apparent understanding of (1) the fundamental risks of the investment, (2) the risk that the investor may lose the entire investment, (3) the lack of liquidity of the shares, (4) the restrictions on transferability of the shares, (5) the tax consequences of the investment, and (6) the background and qualifications of ADS's external advisor. The Representative and RIA have made this determination on the basis of information it has obtained from the investor, including at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective investor, as well as any other pertinent factors. The Representative and RIA represent further that they have conducted, or have directed an agent or the account custodian to conduct on the RIA's behalf, all necessary due diligence and "know your customer" checks on the investor in order to comply with any and all applicable laws, rules, and regulations including, but not limited to, the USA Patriot Act of 2001, the Bank Secrecy Act, regulations or orders issued by the Office of Foreign Asset Control at the Department of the Treasury, and any other applicable anti-money laundering laws, rules, or regulations.

With respect to any use by the Representative and RIA of electronic delivery of the prospectus and Supplemental Information and electronic signature of the Subscription Agreement, the Representative and RIA represent and warrant that each will comply with (a) all applicable rules, regulations and guidelines issued by the SEC, the North American Securities Administrators Association, Inc. (NASAA) and individual state securities administrators and any other applicable laws or regulations and guidelines; and (b) the Electronic Signatures in the Global and National Commerce Act and the Uniform Electronic Transactions Act, to the extent applicable, as adopted in each applicable jurisdiction and any other applicable laws.

The undersigned represents that the shares will be purchased through the RIA listed above. RIA and ADS acknowledge that if RIA and ADS have executed an RIA Selling Agreement for the offering of shares of ADS, then such agreement shall supersede any conflicting representations contained herein in this Section 8b.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

INVESTMENT ADVISOR REPRESENTATIVE SIGNATURE

DATE

PRINCIPAL OR OTHER RIA AUTHORIZED SIGNATORY SIGNATURE (if required by RIA)

PAGE 10 OF 11

(1224-17)

APOLLO

Subscription Agreement
for Shares of
Apollo Debt Solutions BDC

(9) MISCELLANEOUS

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Apollo Debt Solutions BDC experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7 above, they are asked to promptly notify Apollo Debt Solutions BDC and the investor's Broker-Dealer or RIA, as applicable, in writing. The Broker-Dealer or RIA, as applicable, may notify Apollo Debt Solutions BDC if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 7 above, and Apollo Debt Solutions BDC may rely on such notification to terminate such investor's participation in the Distribution Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of Apollo Debt Solutions BDC.

Return the completed Subscription Agreement to:

Regular Mail:
Apollo Debt Solutions BDC
PO Box 219845
Kansas City, MO 64121-9845

Overnight Mail:
Apollo Debt Solutions BDC
C/O SS&C GIDS, Inc.
801 Pennsylvania Ave, Suite 219845
Kansas City, MO 64105-1307

Email:
apollo.ai@sscinc.com

Apollo Debt Solutions BDC Investor Relations:
1-888-926-2688

PAGE 11 OF 11

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